UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2012

HICKORY TECH CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-13721	41-1524393
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

221 East Hickory Street, P.O. Box 3248, Mankato, MN	56002-3248
(Address of principal executive offices)	(Zip Code)

(800) 326-5789
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events.

On February 28, 2012 our wholesale financing agreement with GE Commercial Distribution Finance Corporation was amended. Advances under the amended agreement are collateralized by the accounts receivable and inventory of Enterprise Integration Services, Inc., a wholly owned subsidiary of Hickory Tech Corporation.  The modified agreement reduced the parent company guarantee from $18,000,000 to $2,500,000.

Item 9.01.        Financial Statements and Exhibits.

(d)     Exhibits.
99.1
Inventory Financing Agreement, dated February 28, 2012, among Enterprise Integration Services, Inc., a wholly owned subsidiary of Hickory Tech Corporation, and GE Commercial Distribution Finance Corporation.

99.2
Amendment to Inventory Financing Agreement, dated February 28, 2012, among Enterprise Integration Services, Inc., a wholly owned subsidiary of Hickory Tech Corporation, and GE Commercial Distribution Finance Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  February 29, 2012

HICKORY TECH CORPORATION

By: /s/ John W. Finke
John W. Finke, President and Chief Executive Officer

By: /s/ David A. Christensen
David A. Christensen, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1
Inventory Financing Agreement, dated February 28, 2012, among Enterprise Integration Services, Inc., a wholly owned subsidiary of Hickory Tech Corporation, and GE Commercial Distribution Finance Corporation.

99.2
Amendment to Inventory Financing Agreement, dated February 28, 2012, among Enterprise Integration Services, Inc., a wholly owned subsidiary of Hickory Tech Corporation, and GE Commercial Distribution Finance Corporation.